Exhibit 99.1

HUTCHINSON TECHNOLOGY EXTENDS EXCHANGE OFFER

HUTCHINSON, Minn., June 22, 2011 — Hutchinson Technology Incorporated (NASDAQ: HTCH) today announced that it has extended its previously announced offer to exchange (the “Exchange Offer”) for new securities any and all, but not less than $40 million in aggregate principal amount, of its outstanding 3.25% Convertible Subordinated Notes due 2026 (the “Old Notes”) from midnight, New York City time, on June 21, 2011, to 5 p.m., New York City time, on July 15, 2011, unless further extended or terminated by the Company.

As of midnight, New York City time, on June 21, 2011, $9,382,000 aggregate principal amount of Old Notes had been tendered for exchange. The Exchange Offer has been extended to allow additional time for holders of the Old Notes to participate in the Exchange Offer.

Except for the extension of the expiration date, all other terms, conditions and provisions of the Exchange Offer remain effective as of the date hereof.

Citadel Securities, LLC is acting as the dealer manager in connection with the Exchange Offer. The exchange and information agent for the Exchange Offer is Global Bondholder Services Corporation. If you are a “qualified institutional buyer” (“QIB”) within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and have questions about the terms of the Exchange Offer, please contact the dealer manager; if you are not a QIB and have questions about the terms of the Exchange Offer, please contact the Company. Other questions, regarding the procedures for tendering Old Notes in the Exchange Offer, requests for assistance regarding the Exchange Offer process and requests for additional copies of the Prospectus and transmittal materials governing the Exchange Offer may be directed to the dealer manager or the exchange and information agent at each of their addresses set forth below:

Citadel Securities, LLC 601 Lexington Avenue New York, New York 10022 Attn: Capital Markets Toll Free: (877) 660-1735	Global Bondholder Services Corporation 65 Broadway – Suite 404 New York, New York 10006 Attn: Corporate Actions Banks and Brokers call: (212) 430-3774 Toll Free: (866) 807-2200

Holders of Old Notes should read the Prospectus and related transmittal materials governing the Exchange Offer before making a decision to tender all or any portion of their Old Notes. Holders may obtain these documents free of charge from the exchange and information agent at the address and telephone numbers listed above or from the SEC’s website at www.sec.gov.

Neither the Company, its officers, its board of directors, the exchange agent, the information agent nor the dealer manager is making any recommendation as to whether holders of the Old Notes should tender all or any portion of their Old Notes.

This news release does not constitute an offer to sell the New Notes or the solicitation of an offer to exchange the Old Notes, nor will there be any sale of the New Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Exchange Offer is made only pursuant to the Prospectus.

About Hutchinson Technology Incorporated

Hutchinson Technology is a global technology manufacturer committed to creating value by developing solutions to critical customer problems. The company’s Disk Drive Components Division is a key worldwide supplier of suspension assemblies for disk drives. The company’s BioMeasurement Division is focused on bringing new technologies and products to the market that provide information clinicians can use to improve the quality of health care and reduce costs.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release that are not statements of historical fact, including statements related to the terms and timing of the Exchange Offer and the Company’s ability to achieve the stated purpose of the Exchange Offer, should be considered forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “anticipate,” “expect,” “intend,” “estimate,” “approximate,” “plan,” “goal” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Although we believe these statements are reasonable, forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those projected by such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those disclosed in the Prospectus under the heading “Risk Factors,” and those incorporated by reference therein in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2010, as filed with the SEC on December 10, 2010. This list of factors is not exhaustive, however, and these or other factors, many of which are outside of our control, could have a material adverse effect on us and our results of operations. Therefore, you should consider these risk factors with caution and form your own critical and independent conclusions about the likely effect of these risk factors on our future performance. Forward-looking statements speak only as of the date on which the statements are made, and we undertake no obligation to update any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. You should carefully review the disclosures and the risk factors described in the Prospectus and other documents we file from time to time with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth herein.